Exhibit 99.1

PJT Partners Inc. Reports First Quarter 2018 Results

Overview

>	Total Revenues of $134.0 million for first quarter 2018, up 11% from $121.0 million in the prior year
–	Advisory Revenues of $103.5 million, up 4% from $99.3 million in the prior year
–	Placement Revenues of $26.1 million, up 34% from $19.5 million in the prior year
>	Strong balance sheet at quarter-end with $81.7 million of cash, cash equivalents and short-term investments; no funded debt
>	Intend to repurchase approximately 128,000 Partnership Units for cash in May 2018

New York, May 2, 2018: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today reported Total Revenues for the three months ended March 31, 2018 of $134.0 million compared with $121.0 million for 2017. GAAP Pretax Income and Adjusted Pretax Income were $2.6 million and $21.8 million, respectively, for the three months ended March 31, 2018 compared with $2.1 million and $22.6 million, respectively, for 2017.

Paul J. Taubman, Chairman and Chief Executive Officer, said, “We are confident that the power we see in our firm is being increasingly recognized by clients and prospective clients around the globe. Importantly, the progress we have made and the momentum we have in our businesses along with the strong partnership culture we have created, give us great conviction about our future growth prospects.”

Revenues

The following table sets forth revenues for the three months ended March 31, 2018 and 2017:

	Three Months Ended March 31,
	2018	2017	% Change
	(Dollars in Millions)
Revenues
Advisory	$103.5	$99.3	4%
Placement	26.1	19.5	34%
Interest Income & Other	4.5	2.1	110%
Total Revenues	$134.0	$121.0	11%

Media Relations: Julie Oakes Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Three Months Ended March 31, 2018 vs. 2017

For the three months ended March 31, 2018, Total Revenues were $134.0 million compared with $121.0 million for the three months ended March 31, 2017, an increase of 11%.

Advisory Revenues were $103.5 million for the three months ended March 31, 2018 compared with $99.3 million for the three months ended March 31, 2017, an increase of 4%. The increase in Advisory Revenues was driven by increased revenues in both our strategic advisory and secondary advisory businesses, which more than offset a decrease in restructuring activity.

Placement Revenues were $26.1 million for the three months ended March 31, 2018 compared with $19.5 million for the three months ended March 31, 2017, an increase of 34%. The increase was primarily driven by an increase in private equity fund placements during the first quarter of 2018.

Interest Income & Other was $4.5 million for the three months ended March 31, 2018 compared with $2.1 million for the three months ended March 31, 2017. The balance for the three months ended March 31, 2018 includes $2.3 million of reimbursable expenses that are now presented on a gross basis due to the adoption of ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606).”

Expenses

The following table sets forth information relating to the Company’s expenses for the three months ended March 31, 2018 and 2017:

	Three Months Ended March 31,
	2018		2017
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$103.6	$85.8	$95.7	$77.4
% of Revenues	77.3%	64.0%	79.1%	64.0%
Non-Compensation	$27.8	$26.4	$23.2	$20.9
% of Revenues	20.7%	19.7%	19.2%	17.3%
Total Expenses	$131.4	$112.2	$118.9	$98.4
% of Revenues	98.0%	83.7%	98.3%	81.3%
Pretax Income	$2.6	$21.8	$2.1	$22.6
% of Revenues	2.0%	16.3%	1.7%	18.7%

Compensation and Benefits Expense

GAAP Compensation and Benefits Expense was $103.6 million for the three months ended March 31, 2018 compared with $95.7 million for the three months ended March 31, 2017. Adjusted Compensation and Benefits Expense was $85.8 million for the three months ended March 31, 2018 compared with $77.4 million for the three months ended March 31, 2017. The increase in Compensation and Benefits Expense was primarily due to higher revenues and increased headcount.

Non-Compensation Expense

GAAP Non-Compensation Expense was $27.8 million for the three months ended March 31, 2018 compared with $23.2 million for the three months ended March 31, 2017. Adjusted Non-Compensation

Expense was $26.4 million for the three months ended March 31, 2018 compared with $20.9 million for the three months ended March 31, 2017.

GAAP Non-Compensation Expense increased during the three months ended March 31, 2018 compared with the three months ended March 31, 2017, primarily due to increases in Travel and Related, Communications and Information Services and Professional Fees. The increases in Travel and Related and Professional Services were primarily related to the adoption of new revenue guidance on January 1, 2018. Travel and Related also increased due to increased headcount and business activity. The increase in Communications and Information Services was primarily driven by first quarter investments in our technology and data management infrastructure.

Adjusted Non-Compensation Expense increased during the three months ended March 31, 2018 compared with the three months ended March 31, 2017, primarily due to increases in Travel and Related, Communications and Information Services and Professional Fees for the same reasons noted above.

For the three months ended March 31, 2018, GAAP and Adjusted Non-Compensation Expense includes $2.7 million of expenses reimbursable by clients that prior to the adoption of the new revenue recognition standard were reported on a net basis.

Provision for Taxes

As of March 31, 2018, PJT Partners Inc. owned 59.3% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 11. “Stockholders’ Equity (Deficit)” in the “Notes to Consolidated and Combined Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for further information about the corporate ownership structure.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the three months ended March 31, 2018 was 22.3% compared with 36.4% for the three months ended March 31, 2017. This tax rate excludes the tax benefits of the adjustments for transaction-related equity-based compensation expense, amortization expense and spin-off-related payables due to The Blackstone Group L.P. (“Blackstone”). The decrease in tax rate from the three months ended March 31, 2017 is due primarily to the decrease in U.S. corporate income tax rate related to the passage of the Tax Cuts and Jobs Act1 as well as an increased tax benefit related to the deliveries of vested shares during the first quarter of 2018 at values in excess of their amortized cost. For purposes of calculating the Adjusted, If Converted tax rate, the first quarter 2018 benefit related to the deliveries of vested shares has been annualized.

Capital Management and Balance Sheet

As of March 31, 2018, the Company held cash, cash equivalents and short-term investments of $81.7 million and there was no funded debt.

Partnership Units may be presented to the Company for exchange on a quarterly basis and repurchased for cash or, at the Company’s election, for shares of the Company’s Class A common stock on a one-for-one basis. During the first quarter of 2018, the Company repurchased 533,799 Partnership Units for cash. An additional 128,347 Partnership Units have been presented to be exchanged, which the Company intends to repurchase for cash on May 9, 2018 at a price to be determined by the per share volume-weighted average price of the Company’s Class A common stock on May 4, 2018.

Share Repurchase Program

On October 26, 2017, the Company’s Board of Directors authorized the repurchase of shares of the Company’s Class A common stock in an amount up to $100 million. Under this repurchase program, shares of the Company’s Class A common stock may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise. The timing and the actual number of shares repurchased will depend on a variety of factors, including legal requirements, price and economic and market conditions. The repurchase program may be suspended or discontinued at any time and does not have a specified expiration date.

During the three months ended March 31, 2018, the Company repurchased 81,810 shares of Class A common stock pursuant to this share repurchase program. As of March 31, 2018, the available amount remaining for repurchases under this program was $93.8 million.

In addition to the Company settling exchanges of 533,799 Partnership Units and repurchasing 81,810 shares of Class A common stock mentioned above, the Company also net share settled 400,821 shares, resulting in a total of 1,016,430 shares repurchased at an average price of $46.89 per share.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.05 per share of Class A common stock. The dividend will be paid on June 20, 2018 to Class A common stockholders of record on June 6, 2018.

Quarterly Investor Call Details

PJT Partners will host a conference call on May 2, 2018 at 8:30 a.m. ET to discuss its first quarter 2018 results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (888) 419-5570 (U.S. domestic) or +1 (617) 896-9871 (international), passcode 593 796 43#. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), passcode 286 594 84#.

About PJT Partners

PJT Partners is a global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, restructuring and special situations and private fund advisory and placement services to corporations, financial sponsors, institutional investors and governments around the world. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. We also provide, through Park Hill Group, private fund advisory and placement services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit the Company’s website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include certain information concerning future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in such forward-looking statements. You should not put undue reliance on any forward-looking statements contained herein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

The risk factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that are not currently expected to have a material adverse effect on our business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis; Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related equity-based compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based retention awards granted in connection with the spin-off; (b) intangible asset amortization associated with Blackstone’s initial public offering (“IPO”) and the acquisition of PJT Capital LP; and (c) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested partnership units that have yet to satisfy certain market conditions) were exchanged for shares of the

Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects and the annualization of discrete permanent differences.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2018	2017
Revenues
Advisory	$103,463	$99,339
Placement	26,120	19,502
Interest Income and Other	4,459	2,128
Total Revenues	134,042	120,969
Expenses
Compensation and Benefits	103,632	95,676
Occupancy and Related	6,803	6,206
Travel and Related	5,470	2,883
Professional Fees	5,199	4,189
Communications and Information Services	3,480	2,413
Depreciation and Amortization	2,007	2,092
Other Expenses	4,832	5,422
Total Expenses	131,423	118,881
Income Before Benefit for Taxes	2,619	2,088
Benefit for Taxes	(4,110)	(871)
Net Income	6,729	2,959
Net Income Attributable to Non-Controlling Interests	1,493	1,626
Net Income Attributable to PJT Partners Inc.	$5,236	$1,333
Net Income Per Share of Class A Common Stock
Basic	$0.27	$0.07
Diluted	$0.24	$0.07
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	19,356,876	18,479,025
Diluted	23,887,322	18,479,025

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2018	2017
GAAP Net Income	$6,729	$2,959
Less: GAAP Benefit for Taxes	(4,110)	(871)
GAAP Pretax Income	2,619	2,088

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense(2)	17,845	18,250
Amortization of Intangible Assets(3)	584	666
Spin-Off-Related Payable Due to Blackstone(4)	775	1,599
Adjusted Pretax Income	21,823	22,603
Adjusted Taxes(5)	1,685	3,590
Adjusted Net Income	20,138	19,013

If-Converted Adjustments
Less: Adjusted Taxes(5)	(1,685)	(3,590)
Add: If-Converted Taxes(6)	4,864	8,219
Adjusted Net Income, If-Converted	$16,959	$14,384

GAAP Net Income Per Share of Class A Common Stock
Basic	$0.27	$0.07
Diluted	$0.24	$0.07
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	19,356,876	18,479,025
Diluted	23,887,322	18,479,025

Adjusted Net Income, If-Converted Per Share	$0.44	$0.38
Weighted-Average Shares Outstanding, If-Converted	38,558,715	37,821,944

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended March 31,
	2018	2017
GAAP Compensation and Benefits Expense	$103,632	$95,676
Transaction-Related Compensation Expense(2)	(17,845)	(18,250)
Adjusted Compensation and Benefits Expense	$85,787	$77,426

Non-Compensation Expenses
Occupancy and Related	$6,803	$6,206
Travel and Related	5,470	2,883
Professional Fees	5,199	4,189
Communications and Information Services	3,480	2,413
Depreciation and Amortization	2,007	2,092
Other Expenses	4,832	5,422
GAAP Non-Compensation Expense	27,791	23,205
Amortization of Intangible Assets(3)	(584)	(666)
Spin-Off-Related Payable Due to Blackstone(4)	(775)	(1,599)
Adjusted Non-Compensation Expense	$26,432	$20,940

The following table provides a summary of adjustments made to Interest Income & Other and Non-Compensation Expense as it pertains to the presentation of reimbursable expenses upon adoption of the new revenue recognition standard:

	Three Months Ended March 31, 2018
	As Reported	Adjustments	Without Adoption of Revenue Standard
Interest Income & Other	$4,459	$(2,268)	$2,191
Non-Compensation Expenses
Occupancy and Related	$6,803	$(38)	$6,765
Travel and Related	5,470	(1,899)	3,571
Professional Fees	5,199	(638)	4,561
Communications and Information Services	3,480	(68)	3,412
Depreciation and Amortization	2,007	—	2,007
Other Expenses	4,832	(49)	4,783
GAAP Non-Compensation Expense	27,791	(2,692)	25,099
Amortization of Intangible Assets(3)	(584)	—	(584)
Spin-Off-Related Payable Due to Blackstone(4)	(775)	—	(775)
Adjusted Non-Compensation Expense	$26,432	$(2,692)	$23,740

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months ended March 31, 2018 and 2017 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended March 31,
	2018	2017
Weighted-Average Shares Outstanding - GAAP
Shares of Class A Common Stock Outstanding	18,804,552	18,258,049
Vested, Undelivered RSUs	552,324	220,976
Basic Shares Outstanding, GAAP	19,356,876	18,479,025
Conversion of Unvested Common RSUs(7)	4,530,446	—
Diluted Shares Outstanding, GAAP	23,887,322	18,479,025

Weighted-Average Shares Outstanding - If-Converted
Shares of Class A Common Stock Outstanding	18,804,552	18,258,049
Vested, Undelivered RSUs	552,324	220,976
Conversion of Unvested Common RSUs(7)	4,530,446	3,260,169
Conversion of Participating RSUs	150,790	575,275
Conversion of Partnership Units(8)	14,520,603	15,507,475
If-Converted Shares Outstanding	38,558,715	37,821,944

	As of March 31,
	2018	2017
Fully-Diluted Shares Outstanding(8)(9)	41,985,473	40,356,424

During the three months ended March 31, 2018, 1.25 million Partnership Units were added to the Company’s fully-diluted share count due to the satisfaction of certain market conditions. As of March 31, 2018, there were 5.0 million Partnership Units subject to market conditions that are not included in fully-diluted shares outstanding.

Footnotes

(1)

The Tax Cuts and Jobs Act (“Tax Legislation”) was signed into law on December 22, 2017 and lowers the U.S. corporate income tax rate to 21% as of January 1, 2018. The Company recorded the estimated impact during the three months ended December 31, 2017. The impact of Tax Legislation may differ from the estimated amounts recorded, possibly materially, due to, among other things, further refinement of the Company’s calculations, changes in interpretations and assumptions the Company has made, guidance that may be issued and actions the Company may take as a result of Tax Legislation.

(2)

This adjustment adds back to GAAP Pretax Income transaction-related equity-based compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based retention awards granted in connection with the spin-off.

(3)

This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with Blackstone’s IPO and amounts for the amortization of intangible assets identified in connection with the acquisition of PJT Capital LP on October 1, 2015.

(4)

This adjustment adds back to GAAP Pretax Income the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such expense is reflected in Other Expenses in the Condensed Consolidated Statements of Operations.

(5)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(6)

Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested partnership units that have yet to satisfy market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects and the annualization of discrete permanent differences.

(7)	Represents number of dilutive shares calculated under the treasury method for the unvested, non-participating RSUs that have a remaining service requirement.
(8)	Excludes 5.0 million unvested Partnership Units as of March 31, 2018 that have yet to satisfy certain market conditions.
(9)	Assumes all Partnership Units and unvested participating RSUs have been converted to shares of the Company’s Class A common stock.
Note:	Amounts presented in tables above may not add or recalculate due to rounding.